THE MAXIMUM AMOUNT OF INDEBTEDNESS
SECURED BY THIS MORTGAGE IS $7,470,833. SEE SECTION 5.23

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                    LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       BY

                                   GRAND LLC,

                                 as Mortgagor,

                                       TO

                      THE CHASE MANHATTAN BANK, as trustee,

                                  as Mortgagee,


                        Relating to Premises located at:

                             148 Hudson River Road
                              Waterford, New York

                SECTION: 286 BLOCK: 1  LOT: 51  COUNTY: Saratoga


                            Dated as of: July 9, 1999

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                       After recording, please return to:

                               John Schuster, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                               New York, NY 10005


                        --------------------------------

                                TABLE OF CONTENTS


Section                              Heading                                Page
- -------                              -------                                ----


INTRODUCTION...................................................................1

RECITALS.......................................................................1

GRANTING CLAUSES...............................................................2

COVENANTS......................................................................3

ARTICLE I  WARRANTIES, REPRESENTATIONS AND COVENANTS OF MORTGAGOR..............3

1.1      Payment...............................................................3
1.2      Authority and Validity................................................3
1.3      Good Title............................................................4
1.4      Recording Documentation To Assure Security Interest; Fees and
            Expenses...........................................................5
1.5      Payment of Taxes, Insurance Premiums, Assessments; Compliance
            with Law and Insurance Requirements................................5
1.6      Certain Tax Law Changes...............................................7
1.7      Required Insurance Policies...........................................8
1.8      Failure To Make Certain Payments.....................................10
1.9      Inspection...........................................................10
1.10     Mortgagor To Maintain Improvements...................................10
1.11     Mortgagor's Obligations with Respect to Subleases....................10
1.12     Transfer Restrictions................................................12
1.13     Destruction; Condemnation............................................13
1.14     Alterations..........................................................14
1.15     Hazardous Material...................................................14
1.16     Asbestos.............................................................16
1.17     Books and Records, Other Information.................................16
1.18     No Claims Against Beneficiary........................................16
1.19     Utility Services.....................................................16
1.20     Mortgaged Lease......................................................17

ARTICLE II  ASSIGNMENT OF SUBLEASES; SECURITY AGREEMENT; ASSIGNMENT
                  AGREEMENT...................................................18

2.1      Assignment of Subleases, Rents, Issues and Profits...................18
2.2      Security Interest in Personal Property...............................20

ARTICLE III  EVENTS OF DEFAULT AND REMEDIES...................................20

3.1      Events of Default....................................................20
3.2      Remedies in Case of an Event of Default..............................21
3.3      Sale of Mortgaged Property if Event of Default Occurs; Proceeds
            of Sale...........................................................21

Section                              Heading                                Page
- -------                              -------                                ----

3.4      Additional Remedies in Case of an Event of Default...................23
3.5      Legal Proceedings After an Event of Default..........................23
3.6      Remedies Not Exclusive...............................................24

ARTICLE IV  CERTAIN DEFINITIONS...............................................24


ARTICLE V  MISCELLANEOUS......................................................25

5.1      Severability of Provisions...........................................25
5.2      Notices..............................................................25
5.3      Covenants To Run with the Land.......................................25
5.4      Headings.............................................................25
5.5      Limitation on Interest Payable.......................................25
5.6      Indemnity............................................................26
5.7      Governing Law; Terms.................................................26
5.8      No Merger............................................................27
5.9      Modification in Writing..............................................27
5.10     No Credit for Payment of Taxes or Impositions........................27
5.11     Stamp and Other Taxes................................................27
5.12     Estoppel Certificates................................................27
5.13     Additional Security..................................................28
5.14     Release..............................................................28
5.15     Certain Expenses of Mortgagee........................................28
5.16     Expenses of Collection...............................................28
5.17     Business Days........................................................28
5.18     Relationship.........................................................29
5.19     Concerning Mortgagee.................................................29
5.20     Waiver of Stay.......................................................29
5.21     Continuing Security Interest; Assignment.............................29
5.22     Obligations Absolute.................................................29
5.23     Maximum Secured Indebtedness ........................................30
5.24     Lien Law Trust Fund .................................................30

SIGNATURES


ACKNOWLEDGMENTS


SCHEDULE A LEGAL DESCRIPTION


SCHEDULE B PRIOR LIENS

                              LEASEHOLD MORTGAGE,
                    ASSIGNMENT OF LEASES, SECURITY AGREEMENT
                               AND FIXTURE FILING


     LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND FIXTURE FILING ("Mortgage"), dated as of July 9, 1999, made by GRAND LLC, a New York limited liability company, having an office at 135 Engineers Road, Hauppauge, New York 11788, as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, "Mortgagor"), to THE CHASE MANHATTAN BANK, having an office at 450 West 33rd Street, New York, New York 10001, as trustee and collateral agent pursuant to the Indenture (as hereinafter defined), as mortgagee, assignee and secured party (in such capacities and together with any successors in such capacities, "Mortgagee").

                                R E C I T A L S :

     A. American Tissue Inc. ("Issuer"), Mortgagor, Mortgagee and certain other parties are, contemporaneously with the execution and delivery of this Mortgage, entering into that certain indenture, dated as of the date hereof (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Indenture"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Indenture), pursuant to which Issuer is issuing its 12 1/2 % senior secured notes due July 15, 2006 (the "Senior Secured Notes") in the aggregate principal amount of $165,000,000. It is contemplated that Issuer may, after the date hereof, issue exchange notes pursuant to the Indenture ("Exchange Notes"; together with the Senior Secured Notes, the "Notes"). Mortgagor, a subsidiary of Issuer, is unconditionally guaranteeing the Issuer's obligations under the Notes.

     B. Mortgagor is the owner and holder of the tenant's interest under that certain lease, dated as of March 20, 1998 (as amended from time to time in accordance with the provisions of this Mortgage, the "Mortgaged Lease") between WATERFORD INDUSTRIAL DEVELOPMENT AGENCY, as landlord (together with its successors and assigns, "Lessor") and Mortgagor, as tenant, which affects the property described on Schedule A annexed hereto. The Mortgaged Lease was recorded on March 20, 1998 in Liber 1484 at Page 319, in the real property records of Saratoga County.

     C. Mortgagor is executing and delivering this Mortgage to grant to Mortgagee for its benefit and the benefit of the Holders (collectively, the "Secured Parties") liens of the character and priority contemplated herein on the Mortgaged Property to secure the payment and performance of the Secured Obligations (as hereinafter defined).

     D. This Mortgage is given by Mortgagor in favor of Mortgagee for its benefit and the benefit of the Holders to secure the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of (i) all obligations of Issuer now existing or hereafter arising under or in respect of the Indenture and the Notes (including, without limitation, Issuer's obligation to pay principal of, premium if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the such obligations, (ii) all obligations of Mortgagor now existing or hereafter arising under or in respect of the Indenture and the Notes (including, without limitation, Mortgagor's obligation arising under the applicable Subsidiary Guarantee to pay principal of, premium if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of such obligations and (iii) without duplication of the amounts described in clauses (i) and (ii), all obligations of Mortgagor now existing or hereafter arising under or in respect of this Mortgage or any other Security Document, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Mortgage or in any other Security Document, in each case whether in the regular course of business or otherwise (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

                         G R A N T I N G  C L A U S E S :

     For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby pledge, give, grant, bargain, sell, assign, and convey and transfer to Mortgagee, its successors and assigns, with powers of sale, a security interest in and mortgage lien upon, all Mortgagor's right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the "Mortgaged Property"):

     A. The tenant's interest and estate in the Mortgaged Lease and in all recorded and unrecorded extensions, amendments, supplements and restatements thereof, together with all rights, title and interest of the tenant under the Mortgaged Lease in and to any and all easements, rights-of-way, sidewalks, strips and gores of land, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights, and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way demised under the Mortgaged Lease or belonging, relating or appertaining to the land affected by the Mortgaged Lease, or any part thereof, or which hereafter shall in any way be demised under the Mortgaged Lease or belong, relate or be appurtenant thereto (collectively, the "Land");

     B. Any and all estates or interests of Mortgagor in the buildings, structures and other improvements and any and all Alterations (as hereinafter defined) now or hereafter located or erected on the Land, including, without limitation, attachments, walks and ways (collectively, the "Improvements"; together with the Land, the "Premises");

     C. Any and all permits, certificates, licenses, franchises, consents, approvals and authorizations, however characterized, issued or in any way furnished in connection with the Premises, whether necessary or not for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation;

     D. Any and all interest of Mortgagor in all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever now or hereafter attached or affixed to the Premises or used in connection with the use and enjoyment of the Premises or the maintenance or preservation thereof, including, without limitation, all utility systems, fire sprinkler and alarm systems, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment, and all other articles used or useful in connection with the use or operation of any part of the Premises (collectively, the "Equipment");

     E. All Mortgagor's right, title and interest as landlord, franchisor, licensor or grantor, in all subleases of space, oil, gas and mineral leases, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into relating in any manner to the Premises or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, together with any such amendment, modification, supplement or renewal, a "Sublease"), whether now in effect or hereafter coming into effect, including, without limitation, all rents, additional rents, cash, guaranties, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the sublessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Sublease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Sublease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by Mortgagor under any Sublease or otherwise, and any award in the event of the bankruptcy of any tenant under or guarantor of a Sublease (collectively, the "Rents");

     F. All drawings, surveys, title insurance policies, construction contracts, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Premises or the Equipment or the construction of any Alteration or the maintenance of any Permit (as hereinafter defined); and

     G.All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments and refunds of real estate taxes and assessments, including interest thereon (collectively, "Proceeds");

     TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee for the purpose of securing payment and performance of the Secured Obligations, and Mortgagor hereby binds itself and its successors and assigns to warrant and forever defend the Mortgaged Property unto Mortgagee, its substitutes, successors and assigns, as the case may be, against the claim or claims of all persons claiming or to claim the same or any party thereof.

     Notwithstanding the foregoing, the Mortgaged Property shall not include property or assets hereafter acquired by Mortgagor which is subject to any Purchase Money Lien (as defined in the Indenture); provided, however, that at such time as such property or asset is no longer subject to such Purchase Money Lien, such property or asset shall (without any act or delivery by any Person) constitute Mortgaged Property hereunder.

                               C O V E N A N T S :

     Mortgagor warrants, represents and covenants to and for the benefit of Mortgagee as follows:


                                    ARTICLE I

                         WARRANTIES, REPRESENTATIONS AND
                             COVENANTS OF MORTGAGOR

     SECTION 1.1 Payment. Mortgagor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by Mortgagor under the Secured Obligations and shall perform, at or prior to the same time such performance shall be due all other obligations of Mortgagor which constitute Secured Obligations.

     SECTION 1.2 Authority and Validity. Mortgagor represents, warrants and covenants that (i) Mortgagor is duly authorized to execute and deliver this Mortgage and all corporate and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained,

(ii) this Mortgage is a legal, valid, binding and enforceable obligation of Mortgagor and (iii) Mortgagor has full corporate power and lawful authority to execute and deliver this Mortgage and to mortgage and grant a security interest in the Mortgaged Property as contemplated herein.

     SECTION 1.3 Good Title.

     1.3.1 Mortgagor represents, warrants and covenants that (i) Mortgagor owns the tenant's interest in the Mortgaged Lease and has good and legal title to the Premises and the landlord's interest, if any, and estate under or in respect of the Subleases and good title to the interest it purports to own, if any, in and to each of the Permits, the Equipment and the Contract Rights, in each case subject to no deed of trust, mortgage, pledge, security interest, encumbrance, lien, lease, sublease, license, easement, assignment, collateral assignment or charge of any kind, including, without limitation, any conditional sale or other title retention agreement or lease or sublease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute or any subordination arrangement in favor of any party other than Mortgagor (collectively, "Liens"; each, a "Lien"), except for those Liens identified on Schedule B (collectively, the "Prior Liens"), (ii) (a) the Mortgaged Lease is a valid and subsisting lease, superior and paramount to all other leases respecting the property to which such Mortgaged Lease relates, (b) the Mortgaged Lease is in full force and effect and no default (nor any event which, with notice or lapse of time or both, would constitute such a default) has occurred or is continuing under the Mortgaged Lease, and (c) the Mortgaged Lease is not subject to any defenses, offsets or counterclaims and there have been no renewals or extensions of or supplements, modifications or amendments to the Mortgaged Lease not previously disclosed to Mortgagee, (iii) with respect to each Sublease relating to the Mortgaged Property, each such Sublease is in full force and effect and no default (nor any event which, with notice or lapse of time or both, would constitute such a default) has occurred or is continuing thereunder, (iv) it is in actual possession of the Premises, (v) Mortgagor will keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property, (vi) Mortgagor will protect, preserve and defend its interest in the Mortgaged Property and title thereto, (vii) Mortgagor will comply with each of the terms, conditions and provisions of any obligation of Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property, (viii) Mortgagor will appear and defend the Lien and security interests created and evidenced hereby and the validity and priority of this Mortgage in any action or proceeding affecting or purporting to affect the Mortgaged Property or any of the rights of Mortgagee hereunder, (ix) this Mortgage creates and constitutes a valid and enforceable Lien on the Mortgaged Property, and, to the extent any of the Mortgaged Property shall consist of personalty, a security interest in the Mortgaged Property, which Lien and security interest are and will be subject only to (a) Prior Liens (but not to extensions, amendments, supplements or replacements of Prior Liens unless consented to by Mortgagee) and (b) Liens hereafter created and which, pursuant to the provisions of Section 1.12, are superior to the Lien and security interests created and evidenced hereby, and Mortgagor does now and will forever warrant and defend to Mortgagee and all its successors and assigns such title and the validity and priority of the Lien and security interests created and evidenced hereby against the claims of all persons and parties whomsoever, (x) there has been issued and there remain in effect each and every certificate of occupancy or use or other Permit currently required (except where the same is being contested in accordance with the provisions of subsection 1.5.5) for the existing use and occupancy by Mortgagor and its tenants, if any, of the Premises and (xi) no notice of violation (other than a notice which has previously been delivered to the Mortgagee or disclosed in the Real Property Officer's Certificate) has been received by Mortgagor and remains outstanding (except where the same is being contested in accordance with the provisions of subsection 1.5.5) with respect to the Premises in connection with local zoning, land use, set back or other development and use requirements of Governmental Authorities (as hereinafter defined), other than a violation which would be acceptable to a Prudent Operator.

     1.3.2 Mortgagor, immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning Mortgagor's title to the Mortgaged Property as warranted in this Mortgage, or of any condition that might reasonably be expected to give rise to any such proceedings, shall notify Mortgagee thereof. Mortgagee may participate in such proceedings, and Mortgagor will deliver or cause to be delivered to Mortgagee all instruments requested by Mortgagee to permit such participation. In any such proceedings Mortgagee may be represented by counsel satisfactory to Mortgagee at the expense of Mortgagor. If, upon the resolution of such proceedings, Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to Mortgagee to be applied as Net Cash Proceeds to the payment of the Secured Obligations in accordance with the provisions of Section 4.04 of the Indenture.

     SECTION 1.4 Recording Documentation To Assure Security Interest; Fees and Expenses.

     1.4.1 Mortgagor shall, forthwith after the execution and delivery of this Mortgage and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien of this Mortgage to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of Mortgagee therein. Mortgagor shall (if it has not already done so), at its sole cost and expense, properly, duly and validly record an appropriate memorandum of the Mortgaged Lease and any amendments, or supplements thereto in each jurisdiction in which any of the Land may be situated. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

     1.4.2 Mortgagor shall, at the sole cost and expense of Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements and assurances as Mortgagee shall from time to time reasonably request, which may be necessary in the reasonable judgment of Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto Mortgagee, the property and rights hereby conveyed or assigned or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee or for carrying out the intention or facilitating the performance of the terms of this Mortgage or the filing, registering or recording of this Mortgage. In the event Mortgagor shall fail after demand to execute any instrument required to be executed by Mortgagor under this subsection 1.4.2, Mortgagee may execute the same as the attorney-in-fact for Mortgagor, such power of attorney being coupled with an interest and irrevocable.

     SECTION 1.5 Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and Insurance Requirements.

     1.5.1 Unless and to the extent contested by Mortgagor in accordance with the provisions of subsection 1.5.5 hereof, Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time when the same shall become due and payable by Mortgagor, to the extent such payment and discharge shall be due from Mortgagor pursuant to the terms of the Mortgaged Lease, all ground rent, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges and all other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents. Mortgagor shall, upon Mortgagee's request, deliver to Mortgagee, receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or the Rents.

     1.5.2 From and after the occurrence and during the continuance of an Event of Default, at the option and upon the request of Mortgagee, Mortgagor shall deposit with Mortgagee, on the first day of each month, an amount estimated by Mortgagee to be equal to one-twelfth of the annual taxes, assessments and other items required to be discharged by Mortgagor under subsection 1.5.1. Such amounts shall be held by Mortgagee without interest to Mortgagor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as Mortgagee shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Section 1.5 shall (i) affect any right or remedy of Mortgagee under any provision of this Mortgage or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at a rate per annum (the "Default Rate") equal to the highest rate then payable under the Notes during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve Mortgagor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Mortgagor under subsection 1.5.1. Mortgagor hereby grants to Mortgagee a security interest in all sums held pursuant to this subsection 1.5.2 to secure payment and performance of the Secured Obligations. During the continuance of any Event of Default, Mortgagee may, at its option, apply all or any part of the sums held pursuant to this subsection 1.5.2 to payment and performance of the Secured Obligations. Mortgagor shall redeposit with Mortgagee an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default in addition to fulfillment of any other required conditions. Notwithstanding the foregoing provisions of this subsection 1.5.2, no deposit with Mortgagee in respect of any item contemplated by this subsection 1.5.2 shall be required if and for so long as deposits in respect of such item are made by Mortgagor to Lessor under the Mortgaged Lease.

     1.5.3 Unless and to the extent contested by Mortgagor in accordance with the provisions of subsection 1.5.5, Mortgagor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid or not bonded, might result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or on the Rents or which might result in forfeiture of all or any part of the Mortgaged Property.

     1.5.4 Except as disclosed in the Real Property Officer's Certificate, Mortgagor shall maintain, or cause to be maintained, in full force and effect all permits, certificates, authorizations, consents, approvals, licenses, franchises or other instruments now or hereafter required by any Governmental Authority to operate or use and occupy the Premises and the Equipment for its intended uses (collectively, "Permits"; each, a "Permit"). Except as disclosed in the Real Property Officer's Certificate, and unless and to the extent contested by Mortgagor in accordance with the provisions of subsection 1.5.5 hereof, Mortgagor shall comply with all requirements set forth in the Permits and all requirements of any law, ordinance, rule, regulation or similar statute or case law (collectively, "Requirements of Law") of any Governmental Authority applicable to all or any part of the Mortgaged Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force. Mortgagor shall not initiate, join in, or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of Mortgagee, which shall not be unreasonably withheld or delayed.

     1.5.5 To the extent permitted by the Mortgaged Lease, Mortgagor may at its own expense contest the amount or applicability of any of the obligations described in subsections 1.3.1 (viii), 1.4.1, 1.5.1, 1.5.3, 1.5.4, 1.15.2 and/or
1.16 by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; provided, however, that (i) any such contest shall be conducted in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) in connection with such contest, Mortgagor shall, (A) have made provision for the payment or performance of such contested obligation on Mortgagor's books if and to the extent required by GAAP or (B) deposited with Mortgagee or with Lessor if so required by the Mortgaged Lease to hold for the benefit of Mortgagor a sum sufficient to pay and discharge such obligation and Mortgagee's estimate of all interest and penalties related thereto or property bonded for such amount or (C) in the case of any contested judgment, delivered to Trustee an instrument in which an appropriate insurance carrier shall have agreed in writing that full insurance coverage (subject to customary deductible) exists in respect of such contested judgment . Any such deposit (and any income earned thereon) not otherwise used to pay such obligation, interest or penalties shall be promptly returned to Mortgagor. Notwithstanding the foregoing provisions of this subsection 1.5.5, (i) no contest of any such obligations may be pursued by Mortgagor if such contest would expose Mortgagee or any Holder of Notes to any possible criminal liability or, unless Mortgagor shall have furnished a bond or other security therefor reasonably satisfactory to Mortgagee, any additional civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by Mortgagor pursuant to this subsection 1.5.5 shall become necessary to prevent the delivery of a tax or similar deed conveying the Mortgaged Property or any portion thereof because of nonpayment or nonperformance, or to prevent the occurrence of a default (or a condition which, with the giving of notice or lapse of time or both, may become a default) under the Mortgaged Lease, Mortgagor shall pay or perform the same, in sufficient time to prevent the delivery of such tax or similar deed or such termination or forfeiture.

     1.5.6 Mortgagor shall not take any action that could be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Mortgage or that could be the basis for a defense to any claim under any insurance policy maintained in respect of the Premises or the Equipment and Mortgagor shall otherwise comply in all respects with the requirements of any insurer that issues a policy of insurance in respect of the Premises or the Equipment; provided, however, that Mortgagor may, at its own expense and after notice to Mortgagee, (i) contest the applicability or enforceability of any such requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Section 1.7 hereof or (ii) cause the insurance policy containing any such requirement to be replaced by a new policy or included in a different policy complying with the provisions of Section 1.7.

     1.5.7 Mortgagor shall, promptly upon receipt of any written notice regarding any failure by Mortgagor to pay or discharge any of the obligations described in subsection 1.5.1, 1.5.3, 1.5.4 or 1.5.6, furnish a copy of such notice to Mortgagee.

     1.5.8 In the event that the proceeds of any tax claim are paid after Mortgagee has exercised its right to foreclose the Lien of this Mortgage, such proceeds shall be paid to Mortgagee to satisfy any deficiency remaining after such foreclosure. Mortgagee shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of Mortgagee shall be released to Mortgagor.

     SECTION 1.6 Certain Tax Law Changes. In the event of the passage after the date of this Mortgage of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage, the Indenture or any other Collateral Document, Mortgagor shall promptly pay to Mortgagee such amount or amounts as may be necessary from time to time to pay such tax or otherwise take such action as reasonably required by Mortgagee.

     SECTION 1.7 Required Insurance Policies.

     1.7.1 Mortgagor shall comply with all provisions, representations, warranties, conditions and covenants of the Mortgaged Lease pertaining to insurance. Mortgagor shall maintain in full force and effect the greater of the following insurance coverages or the insurance coverages required pursuant to the terms of the Mortgaged Lease in respect of the Premises and the Equipment; provided, however, that to the extent that the terms of this Mortgage and the Mortgaged Lease require identical coverage, Mortgagor need only maintain one policy or group of policies providing such coverage:

          (i) Physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Improvements and all Equipment, with such deductibles as Mortgagee may from time to time require, and, if Mortgagee shall not have imposed any such requirements, with such deductibles as would be maintained by a Prudent Operator. "Full replacement cost" means the Cost of Construction (as hereinafter defined) to replace the Improvements and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time (but not less frequently than once every twelve (12) months) by a Person selected by Mortgagor and reasonably acceptable to Mortgagee;

          (ii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any adjoining streets, sidewalks and passageways, and covering any and all claims, including, without limitation, all legal liability to the extent insurable imposed upon Mortgagee and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Premises with policy limits and deductibles in such amounts as from time to time would be maintained by a Prudent Operator ;

          (iii) Worker's compensation insurance as required by the laws of the state where the Premises are located to protect Mortgagor and Mortgagee against claims for injuries sustained in the course of employment at the Premises;

          (iv) Explosion insurance in respect of any boilers and similar apparatus located on the Premises or comprising any Equipment, with policy limits and deductibles in such amounts as Mortgagee may from time to time require, and, if Mortgagee shall not have imposed any such requirements, in such amounts as would be maintained by a Prudent Operator;

          (v) Business interruption insurance and/or loss of "rental value" insurance covering one year of loss, the term "rental value" to mean the sum of (a) the total estimated gross rental income from tenant occupation of the Improvements as furnished and equipped under Subleases and (b) the total amount of all other charges which are the legal obligation of the tenants, lessees and sublessees of the Premises under Subleases or in such amounts as would be maintained by a Prudent Operator;

          (vi) If the Premises are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended, or any successor laws, flood insurance with policy limits and deductibles in such amounts as Mortgagee may from time to time reasonably require, and, if Mortgagee shall not have imposed any such requirements, in such amounts as would be maintained by a Prudent Operator; and

          (vii) Such other insurance, against such risks and with policy limits and deductibles in such amounts as Mortgagee may from time to time reasonably require, and, if no such requirements shall have been imposed, in such amounts as would be maintained by a Prudent Operator.

     1.7.2 All insurance policies required by this Section 1.7 shall be in form reasonably satisfactory to Mortgagee and may be covered under master or blanket policies covering other assets and/or activities. All insurance policies in respect of the coverages required by subsections 1.7.1(i), 1.7.1(iv), 1.7.1(v), 1.7.1(vi) and, if applicable, 1.7.1(vii), shall be in amounts at least sufficient to prevent coinsurance liability, and all losses thereunder shall be payable to Mortgagee, as loss payee, pursuant to a standard non-contributory New York (or similar) mortgagee endorsement. All insurance policies in respect of the coverages required by subsections 1.7.1(ii), (1.7.1 (iii) and, if applicable, 1.7.1(vii) shall name Mortgagee as an additional insured in addition to any additional insureds required to be named under the Mortgaged Lease. Each policy of insurance required under this Section 1.7 shall provide that it may not be modified, reduced, cancelled or otherwise terminated without at least thirty (30) days' prior written notice to Mortgagee and shall permit Mortgagee to pay any premium therefor within ten (10) days after receipt of any notice stating that such premium has not been paid when due. All insurance policies required hereunder shall provide that all losses thereunder shall be payable notwithstanding any act or negligence of Mortgagor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments. The policy or policies of such insurance or certificates of insurance evidencing the required coverages, and all renewals or extensions thereof, shall be delivered to Mortgagee. Settlement of any claim under any of the insurance policies referred to in this Section 1.7, if such claim involves (in the reasonable judgment of Mortgagee) loss in excess of $500,000, shall require the prior written approval of Mortgagee (which written approval shall not be unreasonably withheld or delayed), and Mortgagor shall use reasonable efforts to cause each such policy to contain a provision to such effect.

     1.7.3 At least thirty(30) days prior to the expiration of any insurance policy required by this Section 1.7, a policy or policies renewing or extending such expiring policy or renewal or extension certificates or other reasonable evidence of renewal or extension and that the applicable policies are in full force and effect shall be delivered to Mortgagee.

     1.7.4 Mortgagor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section 1.7, unless Mortgagee is included thereon as a named insured as its interest may appear and, if applicable, with loss payable to Mortgagee under an endorsement containing the provisions described in subsection 1.7.2. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance policy is obtained and shall promptly deliver to Mortgagee the policy or certificate evidencing such insurance.

     1.7.5 Mortgagor shall, immediately upon receipt of any written notice of any failure by Mortgagor to pay any insurance premium in respect of any insurance policy required to be maintained under this Section 1.7, furnish a copy of such notice to Mortgagee.

     SECTION 1.8 Failure To Make Certain Payments. If Mortgagor shall fail to perform any of the covenants contained in this Mortgage, including, without limitation, Mortgagor's covenants to (i) pay the premiums in respect of all required insurance coverages, (ii) pay taxes and assessments, (iii) make repairs, (iv) discharge liens and encumbrances or (v) pay or perform any obligations of Mortgagor under the Leases, Mortgagee may, but shall not be obligated to, make advances to perform such covenant on Mortgagor's behalf, and all sums so advanced shall be included in the Secured Obligations and, to the extent permitted by applicable law, shall be secured hereby. Mortgagor shall repay on demand all sums so advanced by Mortgagee on behalf of Mortgagor, with interest at the Default Rate from the date of payment by Mortgagee to the date of reimbursement. Neither the provisions of this Section 1.8 nor any action taken by Mortgagee pursuant to the provisions of this Section 1.8 shall prevent any such failure to observe any covenant contained in this Mortgage from constituting an Event of Default. Mortgagee shall not be bound to inquire into the validity of any tax, lien or imposition which Mortgagor fails to pay as and when required hereby and which Mortgagor does not contest in accordance with the terms hereof.

     SECTION 1.9 Inspection. Mortgagor shall permit Mortgagee, by its agents, accountants and attorneys, to visit and inspect the Premises and any Equipment located thereon at such reasonable times as may be requested by Mortgagee, subject to reasonable notice and confidentiality requirements which are not more restrictive than those maintained by Mortgagor as a matter of general policy.

     SECTION 1.10 Mortgagor To Maintain Improvements. Mortgagor shall not commit or suffer any waste on the Premises or with respect to any Equipment or make any change in the use of the Premises or any Equipment. Mortgagor represents and warrants that, to the extent the same would be required by a Prudent Operator
(i) the Premises are served by all utilities required or necessary for the current use thereof, (ii) all streets necessary to serve the Premises are completed and serviceable and have been dedicated and accepted as such by the appropriate Governmental Authorities and (iii) Mortgagor has access to the Premises from public roads sufficient to allow Mortgagor and its tenants and invitees to conduct its and their businesses at the Premises in accordance with sound commercial practices. Mortgagor shall, at all times and to the extent the same would be maintained or made by a Prudent Operator (i) maintain the Premises and on-site Equipment in safe and insurable operating order, condition and repair and (ii) shall make all repairs, structural or nonstructural, when necessary. Mortgagor shall (i) not alter the occupancy or use of all or any part of the Premises without the prior written consent of Mortgagee and (ii) to the extent the same would be done by a Prudent Operator, do all other acts which from the character or use of the Premises and Equipment may be necessary or appropriate to maintain and preserve their value.

     SECTION 1.11 Mortgagor's Obligations with Respect to Subleases.

     1.11.1 Subject to the provisions of subsection 1.11.2 herein, Mortgagor will manage and operate the Mortgaged Property in a reasonably prudent manner and will not without the prior written consent of Mortgagee enter into any Lease of all or any part of the Premises.

     1.11.2 Mortgagor shall not:

          (i) subject to the provisions of the Indenture, receive or collect, or permit the receipt or collection of, any rental or other payments under any Sublease more than one month in advance of the respective period in respect of which they are to accrue, except that (a) in connection with the execution and delivery of any Sublease or of any amendment to any Sublease, rental payments thereunder may be collected and received in advance in an amount not in excess of one month's rent and/or a reasonable security deposit may be required thereunder and (b) Mortgagor may receive and collect escalation and other charges in accordance with the terms of each Sublease;

          (ii) assign, transfer or hypothecate (other than to Mortgagee hereunder or in accordance with the terms of the applicable Intercreditor Agreement) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of Mortgagor as lessor under any Lease or the rents, issues, revenues, profits or other income of the Mortgaged Property;

          (iii) enter into any Sublease after the date hereof that does not contain terms to the effect as follows:

               (a) such Sublease and the rights of the tenant thereunder (including, without limitation, any options to purchase or rights of first offer or refusal) shall be subject and subordinate to the rights of Mortgagee under and the Lien of this Mortgage;

               (b) such Sublease has been assigned as collateral security by Mortgagor as landlord thereunder to Mortgagee under this Mortgage;

               (c) in the case of any foreclosure hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Premises and any successor landlord shall not (1) be liable for any act, omission or default of any prior landlord under the Sublease, (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (3) be required to pay any amounts to tenant arising under the Sublease prior to such successor landlord taking possession;

               (d) the tenant's obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Premises or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure or delivery of such deed and such mortgagee or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received by Mortgagee (or in the case of a letter of credit, was properly transferred in negotiable form);

               (e) the tenant agrees to attorn, at the option of Mortgagee or any purchaser of the Premises, upon a foreclosure of the Premises or the giving or granting of a deed in lieu thereof; and

               (f) the tenant agrees to give notice to Mortgagee of any default by landlord under the Sublease and Mortgagee shall have a reasonable time to cure, should Mortgagee so elect, any default of landlord prior to tenant exercising any rights of tenant to terminate or cancel such Sublease.

          (iv) enter into any amendment or modification of any Sublease which would materially and adversely change the unexpired term thereof or decrease the amount of the rents or other amounts payable thereunder or which would impair the value or utility of the Mortgaged Property or the security provided by this Mortgage;

          (v) enter into any further lease or sublease of the property subject to any Sublease without the prior written consent of Mortgagee, unless such Sublease is not amended in any respect and the primary obligor under such Sublease is not released in any respect from its responsibilities and liabilities under such Sublease as a result of such lease or sublease;

          (vi) terminate (whether by exercising any contractual right of Mortgagor to recapture leased space or otherwise) or permit the termination of any Sublease or accept surrender of all or any portion of the space demised under any Lease prior to the end of the term thereof or accept assignment of any Sublease to Mortgagor unless:

               (a) the tenant under such Sublease has not paid the equivalent of two months' rent and Mortgagor has made reasonable efforts to collect such rent; or

               (b) Mortgagor shall deliver to Mortgagee an Officer's Certificate to the effect that Mortgagor has entered into a new Sublease (or Subleases) for the space covered by the terminated or assigned Sublease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Sublease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by Mortgagor) sufficient to pay the rent and other charges due under the new Sublease (or Subleases), and the tenant(s) shall have commenced paying rent, including all operating expenses and other amounts payable under the new Lease (or Leases) without any abatement or concession; or

          (vii) waive, excuse, condone or in any manner discharge or release any tenants of or from the obligations of such tenants under their respective Subleases or guarantors of tenants from obligations under any guarantees of the Subleases except in the ordinary and prudent course of business with due regard for the security afforded Mortgagee thereby.

     1.11.3 Mortgagor shall timely perform and observe all the terms, covenants and conditions required to be performed and observed by Mortgagor under each Sublease and shall at all times do all things necessary to require performance by the sublessee, franchisee, licensee or grantee under each Sublease of all obligations, covenants and agreements by such party to be performed thereunder. Mortgagor shall promptly notify Mortgagee of the receipt of any notice from any sublessee under any Sublease claiming that Mortgagor is in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Mortgagor and will cause a copy of each such notice to be promptly delivered to Mortgagee.

     1.11.4 Mortgagor shall furnish to Mortgagee, within thirty (30) days after each reasonable request by Mortgagee to do so, a written statement in respect of any or all of the Subleases setting forth the space occupied, if any, the property affected thereby, the rentals or other amounts payable thereunder, and such other information as Mortgagee may reasonably request.

     SECTION 1.12 Transfer Restrictions. Except as provided in Sections 1.3.1 or
1.11 hereof or permitted by and in accordance with the provisions of the Indenture, Mortgagor may not, without the prior written consent of Mortgagee, and the consent of Lessor, if any, as may be required by the Mortgaged Lease further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer any of the foregoing to occur by operation of law or otherwise. Notwithstanding the provisions of the foregoing sentence, so long as no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to, subject to any provision in the Mortgaged Lease to the contrary, suffer, in respect of the Mortgaged Property:

     (i) The Liens in respect of amounts payable or obligations to be performed by Mortgagor pursuant to subsections 1.3.1(viii), 1.4.1, 1.5.1, 1.5.3, 1.5.4, 1.15.2 and/or 1.16; provided, however, that such amounts are not yet due and payable or are being contested in accordance with the provisions of subsection 1.5.5;

     (ii) Prior Liens;

     (iii) The Lien and security interest granted to Mortgagee pursuant to this Mortgage;

     (iv) As to each category or type of Mortgaged Property, the Liens described in Section 2.1(b) of the Existing Lien Intercreditor Agreement which are subject and subordinate to the Lien and security interest evidenced by this Mortgage in such category or type of Mortgaged Property and refinancings thereof to the extent permitted under the Indenture and the Existing Lien Intercreditor Agreement; and

     (v) Liens of the type described in clauses (4), (5), (20) and (22) of the definition of Permitted Liens and refinancings thereof to the extent permitted under the Indenture and the Intercreditor Agreements and with respect to any After-Acquired Property, the Liens of the type described in clause (11) (provided, however, such Lien shall extend only to After-Acquired Property at any time having a fair market value not to exceed $5 million) and (28) (provided, however, such Lien shall extend only After-Acquired Property at any time having a fair market value not to exceed $10 million) of the definition of Permitted Liens.

Each of the Liens and other transfers permitted by this Section 1.12 shall in all respects be subject and subordinate in priority to the Lien and security interests created and evidenced hereby except as provided in the Intercreditor Agreements or to the extent the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

     SECTION 1.13 Destruction; Condemnation.

     1.13.1 Destruction; Insurance Proceeds. If there shall occur any damage to, or loss or destruction of, the Improvements, Equipment, or any part of any thereof (each, a "Destruction"), Mortgagor shall, in addition to any notices required under the Mortgaged Lease, promptly send to Mortgagee a notice setting forth the nature and extent of such Destruction. Pursuant to the provisions of the Intercreditor Agreements, the proceeds of any insurance payable in respect of such Destruction shall constitute Trust Moneys and are hereby assigned and, subject to the provisions of and to the greatest extent permitted by the Mortgaged Lease, shall be paid to Mortgagee. All such proceeds, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "Net Proceeds"), shall, pursuant to the terms and provisions of the Intercreditor Agreements, constitute Trust Moneys and be applied in accordance with the provisions of the Indenture. Mortgagee is hereby authorized and directed to pay from Trust Moneys any and all such expenses deemed necessary and reasonable by Mortgagee in connection with the foregoing.

     1.13.2 Condemnation; Assignment of Award. If there shall occur any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military (each, a "Taking"), Mortgagor shall, in addition to any notices required under the Mortgaged Lease, immediately notify Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor. Mortgagee may participate in any proceedings or negotiations which might result in any Taking, and Mortgagor shall deliver or cause to be delivered to Mortgagee all instruments reasonably requested by it to permit such participation. Mortgagee may be represented by counsel satisfactory to it at the expense of Mortgagor in connection with any such participation. Mortgagor shall in good faith and with due diligence file and prosecute what would otherwise be Mortgagor's claim for any such award or payment and cause the same to be collected and paid over to Mortgagee, and hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor as its true and lawful attorney-in-fact or otherwise, to collect and to receipt for any such award or payment, and in the event Mortgagor fails so to act or is otherwise in default hereunder beyond any applicable notice and grace period set forth herein or in the Indenture, to file and prosecute such claim. Mortgagor shall pay all reasonable fees, costs and expenses incurred by Mortgagee in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking shall constitute Trust Moneys and are hereby assigned and, subject to the provisions of and to the greatest extent permitted by the Mortgaged Lease, shall be paid to Mortgagee and shall be applied in accordance with the provisions of the Indenture. Mortgagor shall take all steps necessary to notify the condemning authority of such assignment. Such proceeds, award or payment, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking (the "Net Award"), shall constitute Trust Moneys and be applied in accordance with the provisions of the Indenture. Mortgagee is hereby authorized and directed to pay from Trust Moneys any and all such expenses deemed necessary and reasonable by Mortgagee in connection with the foregoing.

     SECTION 1.14 Alterations. Mortgagor shall not, without the prior written consent of Mortgagee and Lessor (if Lessor's consent is required under the Mortgaged Lease), make any addition, modification or change (each, an "Alteration"), structural or nonstructural, to the Premises that costs more to effect than $500,000. Upon the making of any Alteration permitted under the Mortgaged Lease, whether or not Mortgagee has consented to the making of any Alteration, Mortgagor shall (i) complete each Alteration promptly, in a good and workmanlike manner and in compliance with all applicable local laws, ordinances and requirements and (ii) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection 1.5.5.

     SECTION 1.15 Hazardous Material.

     1.15.1 Mortgagor represents and warrants that except as disclosed in the Real Property Officer's Certificate (i) there are in effect all material permits, licenses and other authorizations which are required with respect to the ownership and operation of its business and the Mortgaged Property under any and all applicable Environmental Laws, (ii) in all material respects, it is in compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance with Environmental Laws, including, without limitation, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or violation, investigation, proceeding, notice of demand letter pending or threatened against it or any subsidiary under the Environmental Laws which could result in a material fine, penalty or other material cost or expense and (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance with, in each case, in any material respect, the Environmental Laws, or which may give rise to any material common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any other Environmental Law or related common law theory or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials which could result in a material fine, penalty or other material cost or expense, unless contested in accordance with the provisions of subsection 1.5.5.

     1.15.2 Mortgagor shall (i) comply with any and all present and future Environmental Laws, (ii) not release, store, treat, handle, generate, discharge or dispose of any Hazardous Materials at, on, under or from the Mortgaged Property in violation of or in a manner that could result in any liability under any present and future Environmental Law and (iii) take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to eliminate any such effect. In the event Mortgagor fails to comply with the covenants in the preceding sentence, Mortgagee may, but shall not be obligated to, in addition to any other remedies set forth herein, as agent for and at Mortgagor's sole cost and expense, following written notice to Mortgagor and to Issuer cause any necessary remediation, removal or response action relating to Hazardous Materials to be taken and Mortgagor shall provide to Mortgagee and its agents and employees access to the Mortgaged Property for such purpose. Any and all costs or expenses incurred by Mortgagee for such purpose shall be immediately due and payable by Mortgagor and shall bear interest at the Default Rate. Mortgagee shall have during the time that the Secured Obligations are outstanding, at the sole cost and expense of Mortgagor, the right to conduct an environmental assessment of the Mortgaged Property (i) annually or (ii) following an Event of Default, which is continuing, by such persons or firms appointed by Mortgagee, and Mortgagor shall cooperate in all respects in the conduct of such environmental assessment, including, without limitation, by providing access to the Mortgaged Property and to all records relating thereto. To the extent that any environmental assessment identifies conditions which violate, or could reasonably be expected to give rise to liability or obligations under, Environmental Laws, Mortgagor agrees to expeditiously correct any such violation or respond to conditions giving rise to such liability or obligations in a manner which complies with the Environmental Laws and mitigates associated health and environmental risks. Mortgagor shall indemnify and hold Mortgagee and the Holders harmless from and against all loss, cost, damage (including, without limitation, consequential damages) and reasonable expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements and the reasonable allocated costs of staff counsel) (collectively referred to as "Losses") that Mortgagee or the Holders may sustain by reason of the assertion against Mortgagee or the Holders by any party of any claim relating to such Hazardous Materials at, on, under or from the Mortgaged Property or actions taken with respect thereto as authorized hereunder excluding any such Losses to the extent finally determined by a court of competent jurisdiction in a final, non-appealable judgment to have arisen from the gross negligence or willful misconduct of the party seeking indemnification. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment of this Mortgage. Nothing contained herein or in any other document shall result in Mortgagee or the Holders being deemed an "owner", "operator" or "generator" under applicable Environmental Laws, as hereinafter defined, including, without limitation, those enacted hereafter. "Environmental Laws", for the purposes of this Mortgage, means the common law and all (i) Federal, state, local and foreign laws, regulations, codes or orders, and (ii) decrees, judgments or injunctions to which Mortgagor or a predecessor in interest of the Mortgaged Property is a named party, issued, promulgated, approved or entered thereunder, in each case, relating to pollution or protection of public or employee health or the environment, including, without limitation, those relating to handling, use, storage, treatment, disposal, removal, emission, discharge or release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including, without limitation, petroleum, including crude oil or any petroleum product or any fraction thereof, and asbestos and asbestos-containing material (collectively, "Hazardous Materials") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and indoor air) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     SECTION 1.16 Asbestos. Mortgagor shall not install nor permit to be installed in or removed from the Mortgaged Property, asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable present and future Environmental Laws, and with respect to any ACM currently present in the Mortgaged Property, Mortgagor shall expeditiously either (i) remove or encapsulate any ACM which such Environmental Laws require to be removed or (ii) otherwise comply with such Environmental Laws with respect to such ACM, all at Mortgagor's sole cost and expense. If Mortgagor shall fail so to remove or encapsulate any ACM or otherwise comply with such Environmental Laws, Mortgagee may, but shall not be obligated to, in addition to any other remedies set forth herein, following written notice to Mortgagor and to Issuer, take whatever steps it deems necessary or appropriate so comply with applicable Environmental Laws and Mortgagor shall provide to Mortgagee and its agents and employees access to the Mortgaged Property for such purpose. Any and all costs or expenses incurred by Mortgagee for such purpose shall be immediately due and payable by Mortgagor and bear interest at the Default Rate. Mortgagor shall indemnify and hold Mortgagee and the Holders harmless from and against all loss, cost, damage (including, without limitation, consequential damages) and reasonable expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements and the reasonable allocated costs of staff counsel) that Mortgagee or the Holders may sustain, as a result of the presence of any ACM and any removal or encapsulation thereof or compliance with all applicable present and future Environmental Laws. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment of this Mortgage.

     SECTION 1.17 Books and Records, Other Information.

     1.17.1 Mortgagor shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings or transactions of or in relation to the Mortgaged Property and the business and affairs of Mortgagor relating to the Mortgaged Property. Mortgagee and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Mortgagor relating to the operation of the Mortgaged Property.

     1.17.2 Mortgagor shall, at any and all times, within a reasonable time after written request by Mortgagee, furnish or cause to be furnished to Mortgagee, in such manner and in such detail as may be reasonably requested by Mortgagee, additional information with respect to the Mortgaged Property.

     SECTION 1.18 No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Mortgage.

     SECTION 1.19 Utility Services. Mortgagor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, all protective services and any other services of whatever kind or nature at any time rendered to or in connection with the Premises or any part thereof, shall comply with all contracts relating to any such services and shall do all other things required for the maintenance and continuance of all such services to the extent required to fulfill the obligations set forth in Section 1.10.

     SECTION 1.20 Mortgaged Lease.

     1.20.1 Mortgagor shall punctually and properly perform, observe and otherwise comply with each and every covenant, agreement, requirement and condition set forth in the Mortgaged Lease and do or cause to be done all things necessary or appropriate to keep the Mortgaged Lease in full force and effect and to preserve and keep unimpaired the rights of Mortgagor thereunder. Upon request of Mortgagee, Mortgagor shall, subject to the terms of the Mortgaged Lease, request from Lessor an estoppel certificate, addressed to Mortgagee, stating that there is no default under the Mortgaged Lease, or any state of facts which, with the passage of time or notice or both, would constitute a default thereunder, or if there be any default under the Mortgaged Lease, giving the details thereof.

     1.20.2 In the event Mortgagor acquires the fee simple title or any other estate or interest in the property subject to the Mortgaged Lease, such acquisition will not merge with the leasehold estate created by the Mortgaged Lease, but such other estate or interest will remain discrete and immediately become subject to the Lien of this Mortgage, and Mortgagor shall execute, acknowledge and deliver any instruments requested by Mortgagee to confirm the coverage of the Lien evidenced hereby upon such other estate or interest. Mortgagor shall pay any and all conveyance or mortgage taxes and filing or similar fees in connection with the execution, delivery, filing or recording of any such instrument.

     1.20.3 Mortgagor shall promptly notify Mortgagee in writing of the occurrence of any default (or any event which, with the lapse of time or notice or both, would constitute a default) on the part of or caused by any party to the Mortgaged Lease. If for any reason Mortgagor cannot timely make any payment under the Mortgaged Lease or perform or comply with any of its obligations under the Mortgaged Lease, Mortgagor shall notify Mortgagee in sufficient time to enable Mortgagee (but Mortgagee shall not be obligated) timely to make such payments and/or to perform or comply with such other obligations. On receipt by Mortgagee from Mortgagor pursuant to this subsection 1.20.3, or from Lessor under the Mortgaged Lease, of any such notice of default by, or inability to make any payment by, Mortgagor thereunder, Mortgagee may rely thereon and, after notice to Mortgagor, take such action as Mortgagee deems necessary or desirable to cure such default, even though the existence of such default or the nature thereof is denied by Mortgagor or by any other person.

     1.20.4 Mortgagor shall not surrender the leasehold estate created by the Mortgaged Lease, or terminate or cancel the Mortgaged Lease. Mortgagor shall not, without the prior written consent of Mortgagee, amend, modify, surrender, impair, forfeit, cancel, or terminate, or permit the amendment, modification, surrender, impairment, forfeiture, cancellation, or termination of the Mortgaged Lease in whole or in part, whether or not a default shall have occurred and shall be continuing under either thereof. Any such termination, cancellation, modification, change, supplement, alteration, amendment or extension without the prior written consent contemplated by this subsection 1.20.4 shall be void and of no force or effect.

     1.20.5 No release or forbearance of any of Mortgagor's obligations under the Mortgaged Lease, pursuant to the terms thereof, by agreement, operation of law or otherwise, shall release Mortgagor from any of Mortgagor's obligations under this Mortgage, including, without limitation, Mortgagor's obligations with respect to the payment of rent as provided in the Mortgaged Lease and the performance of all of the other terms, provisions, covenants, conditions and agreements contained in the Mortgaged Lease to be performed by Mortgagor thereunder.

     1.20.6 The leasehold estate of Mortgagor created by the Mortgaged Lease and the estate of Lessor under the Mortgaged Lease shall each at all times remain separate and apart and retain their separate identities, and no merger of the leasehold or easement estate of Mortgagor with the estate of Lessor will result with respect to Mortgagee or with respect to any purchaser acquiring the Mortgaged Property at any sale on foreclosure of the Lien of this Mortgage without the written consent of Mortgagee.

     1.20.7 Mortgagor covenants and agrees that the Mortgaged Lease now is and shall at all times be subject in each and every respect to the terms, conditions and Lien of this Mortgage. Mortgagor shall execute, acknowledge and deliver any instruments requested by Mortgagee to confirm the foregoing.

     1.20.8 Mortgagor covenants and agrees that if it shall be the subject to a proceeding under the Federal Bankruptcy Code, it shall not elect to treat the Mortgaged Lease as terminated (pursuant to Section 365 of the Federal Bankruptcy Code or any similar statute or law) without the prior written consent of Mortgagee. Mortgagor hereby irrevocably assigns to Mortgagee the right to exercise such election.

                                   ARTICLE II

                  ASSIGNMENT OF SUBLEASES; SECURITY AGREEMENT;
                              ASSIGNMENT AGREEMENT

     SECTION 2.1 Assignment of Subleases, Rents, Issues and Profits.

     2.1.1 Mortgagor absolutely, presently and irrevocably assigns, transfers and sets over to Mortgagee, and grants to Mortgagee subject to the terms and conditions hereof, all Mortgagor's estate, right, title, interest, claim and demand as landlord to collect rent and other sums due under all existing Subleases and any other Sublease, including, without limitation, all extensions of the terms of the Subleases (such assigned rights, "Mortgagor's Interest"), as follows:

          (i) the immediate and continuing right to receive and collect Rents payable by all tenants or other parties pursuant to the Sublease;

          (ii) all claims, rights, powers, privileges and remedies of Mortgagor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any term of any Sublease;

          (iii) all rights to take all actions upon the happening of a default under any Sublease as shall be permitted by such Sublease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

          (iv) the full power and authority, in the name of Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Mortgagor or any landlord is or may be entitled to do under the Subleases.

     2.1.2 Any Rents receivable by Mortgagee hereunder, after payment of all proper costs and charges, shall be applied to all amounts due and owing under and as provided in this Mortgage and the Indenture. Mortgagee shall be accountable to Mortgagor only for Rents actually received by Mortgagee pursuant to this assignment. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

     2.1.3 So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a license to collect and apply the Rents and to enforce the obligations of tenants under the Subleases. Immediately upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court. Upon the occurrence of an Event of Default and during the continuance thereof, Mortgagee may, to the fullest extent permitted by the Subleases, (i) exercise any of Mortgagor's rights under the Subleases, (ii) enforce the Subleases, (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Subleases and (iv) generally, do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Subleases, as fully as allowed or authorized by Mortgagor's Interest.

     2.1.4 Upon the occurrence and during the continuance of an Event of Default, Mortgagor shall, at the direction of Mortgagee, further authorize and direct the tenant under each Sublease to pay directly to, or as directed by, Mortgagee all Rents accruing or due under its Sublease without proof to the tenant of the occurrence and continuance of such Event of Default. Mortgagor hereby authorizes the tenant under each Sublease to rely upon and comply with any notice or demand from Mortgagee for payment of Rents to Mortgagee and Mortgagor shall have no claim against any tenant for Rents paid by such tenant to Mortgagee pursuant to such notice or demand.

     2.1.5 Mortgagor at its sole cost and expense shall use commercially reasonable efforts to enforce the Subleases in accordance with their terms to the extent that the same would be enforced by a Prudent Operator. Neither this Mortgage nor any action or inaction on the part of Mortgagee shall release any tenant under any Sublease, any guarantor of any Sublease or Mortgagor from any of their respective obligations under the Subleases or constitute an assumption of any such obligation on the part of Mortgagee. No action or failure to act on the part of Mortgagor shall adversely affect or limit the rights of Mortgagee under this Mortgage or, through this Mortgage, under the Subleases.

     2.1.6 All rights, powers and privileges of Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void. Mortgagor shall, from time to time, upon request of Mortgagee, execute all instruments and further assurances and all supplemental instruments and take all such action as Mortgagee from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Mortgagee hereby.

     2.1.7 Mortgagor shall not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any of the Subleases in any manner which would violate this Mortgage. If the Subleases shall be amended as permitted hereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto. To the extent Mortgagor has subleased the Premises or a portion thereof in accordance with the provisions of this Mortgage, Mortgagee, upon Mortgagor's request, may enter into with any subtenant under such sublease a non-disturbance agreement in the form attached as Exhibit H to the Indenture.

     2.1.8 Nothing contained herein shall operate or be construed to (i) obligate Mortgagee to perform any of the terms, covenants or conditions contained in the Subleases or otherwise to impose any obligation upon Mortgagee with respect to the Subleases (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in the Subleases in the event that any tenant under a Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon Mortgagee any responsibility for the operation, control, care, management or repair of the Premises.

     SECTION 2.2 Security Interest in Personal Property.

     2.2.1 This Mortgage shall constitute a security agreement and shall create and evidence a security interest or common law Lien in all the Equipment and in all the other items of Mortgaged Property in which a security interest may be granted or a common law pledge created pursuant to the Uniform Commercial Code as in effect in the state in which the Premises are located or under the common law in such state (collectively, "Personal Property").

     2.2.2 Upon the occurrence of any Event of Default, in addition to the remedies set forth in Article III, Mortgagee shall have the power to sell the Personal Property in accordance with the Uniform Commercial Code as enacted in the state in which the Premises are located or under other applicable law. It shall not be necessary that any Personal Property offered be physically present at any such sale or constructively in the possession of Mortgagee or the person conducting the sale.

     2.2.3 Upon the occurrence and during the continuance of any Event of Default, Mortgagee may sell the Personal Property or any part thereof at public or private sale with notice to Mortgagor as hereinafter provided. The proceeds of any such sale, after deducting all expenses of Mortgagee in taking, storing, repairing and selling the Personal Property (including, without limitation, attorneys' fees and legal expenses), shall be applied in the manner set forth in subsection 3.3.3. At any sale, public or private, of the Personal Property or any part thereof, Mortgagee may purchase any or all of the Personal Property offered at such sale.

     2.2.4 Mortgagee shall give Mortgagor reasonable notice of any sale of any of the Personal Property pursuant to the provisions of this Section 2.2. Notwithstanding the provisions of Section 5.2, any such notice shall conclusively be deemed to be reasonable and effective if such notice is mailed at least five (5) days prior to any sale, by first class or certified mail, postage prepaid, to Mortgagor at its address determined in accordance with the provisions of Section 5.2.


                                   ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 3.1 Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the Indenture.

     SECTION 3.2 Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, Mortgagee may at Mortgagee's option, exercised in accordance with the provisions of the Indenture, in addition to any other action permitted under this Mortgage or the Indenture or by law, statute or in equity, take one or more of the following actions:

     3.2.1 by written notice to Mortgagor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

     3.2.2 personally, or by its agents or attorneys, (i) give notice of such Event of Deault to Lessor, (ii) to the extent permitted by the Mortgaged Lease, act in all respects as lessee in respect of Mortgaged Lease and perform, on behalf of and for the account of Mortgagor, any of the obligations of lessee thereunder, (iii) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of Mortgagor relating thereto and, exclude Mortgagor, its agents and servants wholly therefrom, (iv) use, operate, manage and control the Premises and the Equipment and conduct the business thereof, (v) maintain and restore the Premises and the Equipment, (vi) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as Mortgagee may deem advisable, (vii) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise or (viii) collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof.

     3.2.3 with or without entry, personally or by its agents or attorneys, (i) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 3.3 or (ii) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

     3.2.4 take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Indenture and the other Collateral Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

     SECTION 3.3 Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

     3.3.1 If any Event of Default shall have occurred and be continuing, Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to Mortgagee at law or in equity for the enforcement of the Indenture and the Notes and realization on the Mortgaged Property and proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all Mortgagor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact of Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of Mortgagee as such attorney-in-fact are hereby ratified and confirmed. Mortgagor agrees that such recitals shall be binding and conclusive upon Mortgagor and that any assignment or conveyance to be made by Mortgagee shall divest Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, Mortgagor agrees that possession of the Mortgaged Property by Mortgagor, or any person claiming under Mortgagor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, Mortgagor and any person in possession under Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

     3.3.2 In the event of any sale made under or by virtue of this Article III, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

     3.3.3 The proceeds of any sale made under or by virtue of this Article III, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article III or otherwise, shall be applied in accordance with the provisions of the Indenture.

     3.3.4 Mortgagee may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article III and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to Mortgagee in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that Mortgagee is authorized to deduct under this Mortgage.

     3.3.5 Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

     3.3.6 If the Premises is comprised of more than one parcel of land, Mortgagee may take any of the actions authorized by this Section 3.3 in respect of any or a number of individual parcels.

     3.3.7 The word "sale" as used in this Section 3.3 with respect to the Mortgaged Lease shall mean the sale, transfer, assignment or conveyance for value of the leasehold interest of Mortgagor in the Mortgaged Lease, together with all Mortgagor's right, title and interest in and to the other items comprising the Mortgaged Property.

     SECTION 3.4 Additional Remedies in Case of an Event of Default.

     3.4.1 Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall Mortgagee receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor.

     3.4.2 Any recovery of any judgment by Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

     3.4.3 Any moneys collected by Mortgagee under this Section 3.4 shall be applied in accordance with the provisions of subsection 3.3.3.

     SECTION 3.5 Legal Proceedings After an Event of Default.

     3.5.1 Upon the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions of this Mortgage or of any other proceedings in aid of the enforcement of this Mortgage, Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

     3.5.2 Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Indenture to Mortgagee.

     3.5.3 Mortgagor shall not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (ii) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, Mortgagor hereby expressly
(i) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Mortgage, (ii) waives any and all rights to trial by jury in any action or proceeding related to the enforcement of this Mortgage, (iii) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (iv) covenants not to hinder, delay or impede the execution of any power granted or delegated to Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article III in the absence of gross negligence or willful misconduct.

     SECTION 3.6 Remedies Not Exclusive. No remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may elect. If Mortgagee accepts any moneys required to be paid by Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If Mortgagee accepts any moneys required to be paid by Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of Mortgagor to pay the entire sum then due, and Mortgagor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.


                                   ARTICLE IV

                               CERTAIN DEFINITIONS

     The following terms shall have the following respective meanings:

     "Cost of Construction" shall mean the sum, so far as it relates to the reconstructing, renewing, restoring or replacing of the Improvements, of (i) obligations incurred or assumed by Mortgagor or undertaken by tenants pursuant to the terms of the Leases for labor, materials and other expenses and to contractors, builders and materialmen; (ii) the cost of contract bonds and of insurance of all kinds that may reasonably be deemed by Mortgagor to be desirable or necessary during the course of construction; (iii) the expenses incurred or assumed by Mortgagor for test borings, surveys, estimates, any Plans and Specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for proper construction; (iv) ad valorem property taxes levied upon the Premises during performance of any Restoration; and (v) any costs or other charges in connection with obtaining title insurance and counsel opinions that may be required or necessary in connection with a Restoration.

     "Governmental Authority" shall mean any Federal, state, local or foreign court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever or any governmental or quasi-governmental unit, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Mortgagor or the Mortgaged Property.

     "Prudent Operator" shall mean a prudent operator of property similar in use and configuration to the Premises and the Equipment, as applicable, and located in the locality where the Premises and Equipment, as applicable, are located.

     "Purchase Agreement" shall mean that certain purchase agreement among Issuer, Mortgagor, Mortgagee and the Donaldson, Lufkin & Jenrette Securities Corporation and certain other parties, as of July 1, 1999.

     "Real Property Officer's Certificate" shall mean that certain officer's certificate delivered to the Mortgagee pursuant to Section 9(e)(x) of the Purchase Agreement.


                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1 Severability of Provisions. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 5.2 Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Indenture, if to Mortgagor or Mortgagee, addressed to it at the address set forth in the Indenture, or as to any party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 5.2; provided, however, that notices to Mortgagee shall not be effective until received by Mortgagee.

     SECTION 5.3 Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to, and bind the successors and assigns of Mortgagor. If there shall be more than one mortgagor, the covenants and warranties hereof shall be joint and several.

     SECTION 5.4 Headings. The Section headings used in this Mortgage are for convenience of reference only and shall not affect the construction of this Mortgage.

     SECTION 5.5 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between Mortgagor and Mortgagee whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Mortgagor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture or any related document, exceeds the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Mortgage until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

     SECTION 5.6 Indemnity. Mortgagor agrees to indemnify, pay and hold harmless Mortgagee, the Holders of Notes and each of the Secured Parties and the officers, directors, employees, agents and Affiliates of Mortgagee, the Holders of Notes and each of the Secured Parties (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), reasonable expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by or asserted against that Indemnitee, in any manner relating to or arising out of this Mortgage, the Indenture or any other Collateral Document (including, without limitation, any misrepresentation by Mortgagor in this Mortgage, the Indenture or any other Collateral Document) (the "Indemnified Liabilities"); provided, however, that Mortgagor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liability arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Mortgagor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The obligations of Mortgagor contained in this
Section 5.6 shall survive the termination of this Mortgage and the discharge of Mortgagor's other obligations under this Mortgage, the Indenture and the other Collateral Documents. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property.

     SECTION 5.7 Governing Law; Terms. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF

LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. MORTGAGOR DESIGNATES AND APPOINTS [______________________________], WITH AN ADDRESS AT [_________________________________________] AND SUCH OTHER PERSONS AS MAY
HEREAFTER BE SELECTED BY MORTGAGOR IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY PROCEEDING BROUGHT AGAINST MORTGAGOR WITH RESPECT TO THIS MORTGAGE, SERVICE BEING HEREBY ACKNOWLEDGED BY MORTGAGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO MORTGAGOR AT ITS ADDRESS PROVIDED FOR IN SECTION 5.2 HEREOF EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY MORTGAGOR REFUSES TO ACCEPT SERVICE, MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF MORTGAGEE TO BRING PROCEEDINGS AGAINST MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION.

     SECTION 5.8 No Merger. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Mortgagee unless Mortgagee shall have consented to such merger in writing.

     SECTION 5.9 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Mortgage, nor consent to any departure by Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Indenture and unless in writing and signed by Mortgagee. Any amendment, modification or supplement of or to any provision of this Mortgage, any waiver of any provision of this Mortgage and any consent to any departure by Mortgagor from the terms of any provision of this Mortgage shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Mortgage or any other Collateral Document, no notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

     SECTION 5.10 No Credit for Payment of Taxes or Impositions. Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture or the Notes, and Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any tax or other impositions on the Mortgaged Property or any part thereof.

     SECTION 5.11 Stamp and Other Taxes. Subject to the provisions of subsection
1.5.5 relating to permitted contests, Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason of this Mortgage or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof Mortgagee may (but shall have no obligation) advance the same and the amount so advanced shall be payable by Mortgagor to Mortgagee within ten (10) days after demand therefor, together with interest thereon at the Default Rate.

     SECTION 5.12 Estoppel Certificates. Mortgagor shall, from time to time, upon twenty (20) days' prior written request of Mortgagee, execute, acknowledge and deliver to Mortgagee a certificate signed by an authorized officer or officers stating that this Mortgage, the Indenture and the other Collateral Documents are unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications).

     SECTION 5.13 Additional Security. Without notice to or consent of Mortgagor and without impairment of the Lien and rights created by this Mortgage, Mortgagee may accept (but Mortgagor shall not be obligated to furnish) from Mortgagor or from any other Person or Persons, additional security for the Secured Obligations. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting Mortgagee's Lien and rights under this Mortgage.

     SECTION 5.14 Release. The Mortgaged Property shall be released from the Lien of this Mortgage in accordance with the provisions of the Indenture. Mortgagee, on the written request and at the expense of Mortgagor, will execute and deliver such proper instruments of release and satisfaction or assignment as may reasonably be requested to evidence such release or assignment, and any such instrument, when duly executed by Mortgagee and duly recorded by Mortgagor in the places where this Mortgage is recorded, shall conclusively evidence the release or assignment of this Mortgage.

     SECTION 5.15 Certain Expenses of Mortgagee. If any action, suit or other proceeding affecting the Mortgaged Property or any part thereof be commenced, in which action, suit or proceeding Mortgagee is made a party or participates or in which the right to use the Mortgaged Property or any part thereof is threatened, or in which it becomes necessary in the judgment of Mortgagee to defend or uphold the Lien of this Mortgage (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Improvements with any Requirements of Law), then all amounts paid or incurred by Mortgagee for the expense of any such action, suit or other proceeding or to protect its rights therein (whether or not it is made or becomes a party thereto) or otherwise to enforce or defend the rights and Lien created by this Mortgage, shall be paid by Mortgagor upon demand together with interest at the Default Rate from the date of the payment or incurring thereof to the date of repayment, and any such amount and the interest thereon shall be a Lien on the Mortgaged Property, prior to any right, or right to, interest in, or claim upon the Mortgaged Property attaching or accruing subsequent to or otherwise subordinate to the Lien of this Mortgage, and the same shall be deemed to be secured hereby. All other amounts paid, advanced or incurred by Mortgagee in order to secure and protect the Lien of this Mortgage or other security provided hereunder shall be a like Lien on the Mortgaged Property and be deemed to be secured hereby.

     SECTION 5.16 Expenses of Collection. Mortgagor will upon demand pay to Mortgagee the amount of any and all expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents, which Mortgagee may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Mortgage, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (iv) the exercise or enforcement of any of the rights of Mortgagee or any Secured Party hereunder or (v) the failure by Mortgagor to perform or observe any of the provisions hereof. All amounts payable by Mortgagor under this Section 5.16 shall be due upon demand and shall be part of the Secured Obligations. Mortgagor's obligations under this Section shall survive the termination of this Mortgage and the discharge of Mortgagor's other obligations hereunder.

     SECTION 5.17 Business Days. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

     SECTION 5.18 Relationship. The relationship of Mortgagee to Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Indenture, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and Mortgagor other than as lender and borrower and mortgagor and mortgagee.

     SECTION 5.19 Concerning Mortgagee.

     5.19.1 Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

     5.19.2 If any item of Mortgaged Property also constitutes collateral granted to Mortgagee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions of this Mortgage and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Mortgagee, in its sole discretion, shall select which provision or provisions shall control.

     5.19.3 Mortgagee has been appointed as collateral agent pursuant to the Indenture. The actions of Mortgagee hereunder are subject to the provisions of the Indenture. Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Mortgaged Property), in accordance with this Mortgage and the Indenture. Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Indenture. Mortgagor shall recognize as mortgagee under this instrument any party who has succeeded the interest of Mortgagee under the Indenture. Upon the acceptance of any appointment as Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage. After any retiring Mortgagee's resignation, the provisions of this Mortgage shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee.

     SECTION 5.20 Waiver of Stay.

     5.20.1 Mortgagor agrees that in the event that Mortgagor or any property or assets of Mortgagor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or Mortgagor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not Mortgagee has commenced foreclosure proceedings under this Mortgage, Mortgagee shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to Mortgagee as provided in this Mortgage or in any other Collateral Document.

     5.20.2 Mortgagee shall have the right to petition or move any court having jurisdiction over any proceeding described in subsection 5.20.1 for the purposes provided therein, and Mortgagor agrees (i) not to oppose any such petition or motion and (ii) at Mortgagor's sole cost and expense, to assist and cooperate with Mortgagee, as may be requested by Mortgagee from time to time, in obtaining any relief requested by Mortgagee, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by Mortgagee or any such court.

     SECTION 5.21 Continuing Security Interest; Assignment. This Mortgage shall create a continuing security interest in the Mortgaged Property and shall (i) be binding upon Mortgagor, its successors and assigns and (ii) inure, together with the rights and remedies of Mortgagee hereunder, to the benefit of Mortgagee, the Holders of the Notes and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Mortgagor) shall have any interest herein or any right or benefit with respect hereto.

     SECTION 5.22 Obligations Absolute. Subject to the Indenture, all obligations of Mortgagor hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Mortgagor;

          (ii) any lack of validity or enforceability of the Indenture, the Notes, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes, or any other agreement or instrument relating thereto;

          (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Mortgage, the Indenture, the Notes or any other agreement or instrument relating thereto except as specifically set forth in a waiver granted pursuant to the provisions of
     Section 5.9 hereof; or

          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Mortgagor.

     SECTION 5.23 Maximum Secured Indebtedness. Mortgagor and Mortgagee agree that notwithstanding the aggregate sums which may be or become payable by Mortgagor to Mortgagee from time to time, and notwithstanding anything contained herein to the contrary, the maximum principal amount of obligations of Mortgagor to Mortgagee secured by this Mortgage shall not at any time exceed $[ALLOCATED AMOUNT] plus interest, costs and expenses (including reasonable attorneys fees) and other charges and fees as provided in this Mortgage or the Security Documents to protect or preserve the Mortgaged Property, any part thereof, or the interest of Mortgagee therein for payment of taxes, assessments, insurance premiums and other amounts as provided herein and therein. It is expressly understood that the Secured Obligations of Mortgagor under its credit arrangements with Mortgagee may at any time or from time to time be an amount greater than the maximum mortgage-secured indebtedness without affecting the validity of this Mortgage. It is specifically understood and agreed, moreover, that if and to the extent the Secured Obligations at any time or from time to time exceed the maximum mortgage-secured indebtedness, any payments made upon the Secured Obligations shall be first considered payments upon that amount of the Secured Obligations to Mortgagee which exceed the maximum mortgage-secured indebtedness and shall affect neither the maximum mortgage-secured indebtedness nor the validity of this Mortgage.

     Mortgagor covenants, warrants and agrees in favor of Mortgagee that the foregoing limitation on the indebtedness secured hereby shall not, in any manner, limit or waive any of Mortgagee's rights and remedies under the other Security Documents nor limit the amount of any obligations, liabilities or indebtedness secured by any of the other Security Documents or other collateral granted thereunder, nor affect the priority thereof.

     SECTION 5.24 Lien Law Trust Fund. The Mortgagor will, in compliance with
Section 13 of the Lien Law, receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purposes of paying the cost of improvement and will apply the same first to the payment of the cost of improvement before using any part of the total of the same for any other purpose.

     IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed and delivered under seal the day and year first above written.


                                            GRAND LLC,
                                              Mortgagor


                                           By: /s/ Nourollah Elghanayan
                                               --------------------------------
                                               Name:  Nourollah Elghanayan
                                               Title: Manager



                                           By: /s/ Mehdi Gabayzadeh
                                               --------------------------------
                                               Name:  Mehdi Gabayzadeh
                                               Title: Manager